Exhibit 99

15985 East High Street

P. O. Box 35

Middlefield, Ohio 44062

Phone: 440/632-1666    FAX: 440/632-1700

www.middlefieldbank.bank

PRESS RELEASE

Company Contact:	Investor and Media Contact:
James Heslop President/Chief Executive Officer Middlefield Banc Corp. (440) 632-1666 Ext. 3219 JHeslop@middlefieldbank.com	Andrew M. Berger Managing Director SM Berger & Company, Inc. (216) 464-6400 andrew@smberger.com

Middlefield Banc Corp. Reports 2022 First Quarter Financial Results

MIDDLEFIELD, OHIO, April 21, 2022 ◆◆◆◆ Middlefield Banc Corp. (NASDAQ: MBCN) today reported financial results for the 2022 first quarter ended March 31, 2022.

2022 First Quarter Financial Highlights Include (on a year-over-year basis unless noted):

•	Returned $1.8 million of capital to shareholders through dividends and the repurchase of 32,150 shares

•	Net income was $3.8 million, or $0.65 per diluted share, compared to $4.2 million, or $0.65 per diluted share

•	First-quarter pre-tax income benefited from $640,000 of accelerated net fees associated with the Paycheck Protection Program (“PPP”), compared to $800,000 in the 2021 first quarter

•	Net interest margin improved by 7 basis points to 3.80%, compared to 3.73%

•	Total loans were $977.7 million, compared to $981.7 million at December 31, 2021

•	Total loans increased by $12.5 million or 5.2% annualized from December 31, 2021, without the impact of PPP loan forgiveness

•	Return on average assets was 1.17%, compared to 1.22%

•	Return on average equity was 10.75%, compared to 11.64%

•	Return on average tangible common equity(1) was 12.13%, compared to 13.16%

•	Strong asset quality with nonperforming loans to total loans of 0.48%, compared to 0.81%

•	Allowance for loan losses was 1.48% of total loans, compared to 1.28%

“Over the past two years, we have focused on supporting our communities while enhancing our asset quality, increasing our allowance for bad debts, managing expenses, and returning excess capital to shareholders through our growing dividend and active share repurchase programs,” stated James R. Heslop, II, President and Chief Executive Officer. “I am proud of our progress and the strong platform we have created. As a result, I believe we are well-positioned to grow our Bank across our Northeast and Central Ohio markets and I am encouraged by the 1.3% increase in total loans from December 31, 2021, when adjusted for the impact of PPP loan forgiveness.”

Mr. Heslop continued, “With strong capital levels, $108.3 million in cash and cash equivalents, and $175.2 million in investments, we continue to allocate excess capital to our dividend and share repurchase programs. Over the last 12 months, we have repurchased 495,131 shares of our common stock at a total cost of $12.0 million. This includes 32,150 shares repurchased during the 2022 first quarter at an average price of $25.47 per share, or 123.40% of our tangible book value of $20.64 at March 31, 2022. We will continue to focus on returning capital to shareholders throughout 2022.”

“While uncertainty has increased across the global economic environment, economic activity within our local Northeast and Central Ohio markets remains compelling. We believe the value we provide our communities supports our growth objectives and we expect 2022 to be another good year for The Middlefield Banking Company,” concluded Mr. Heslop.

Income Statement

Net interest income for the 2022 first quarter was $11.5 million, compared to $11.9 million for the 2021 first quarter. The net interest margin for the 2022 first quarter was 3.80%, compared to 3.73% for the same period of 2021. For the 2022 first quarter, noninterest income decreased 36.7% to $1.4 million from $2.2 million for the same period of 2021. Noninterest expense was $8.3 million for both the 2022 and 2021 first quarters.

Balance Sheet

Total assets at March 31, 2022, decreased 4.7% to $1.32 billion, compared to $1.39 billion at March 31, 2021. Net loans at March 31, 2022, decreased 11.6% to $963.2 million, compared to $1.09 billion at March 31, 2021. Since 2020, Middlefield has helped customers receive $194.9 million of forgiveness payments under the terms of the Paycheck Protection Program, including processing $16.4 million of forgiveness payments during the first quarter of 2022. The balance of PPP loans outstanding at March 31, 2022, was $17.7 million.

Total deposits at March 31, 2022, were $1.17 billion, compared to $1.23 billion at March 31, 2021. The 4.8% decrease in deposits was primarily due to a decline in time-based and interest-bearing accounts, partially offset by increased noninterest-bearing and savings accounts. The investment portfolio was $175.2 million at March 31, 2022, compared with $123.2 million at March 31, 2021.

Donald L. Stacy, Chief Financial Officer, stated, “We continue to operate with one of the strongest balance sheets in our 120-year history, which provides us with significant flexibility to support our share repurchase programs and growth strategies. In addition, our asset quality is excellent, with nonperforming loans down 47.2% over the prior year, while our allowance for loan losses to nonperforming loans has increased from 157.65% at March 31, 2021, to 306.51% at March 31, 2022.”

Mr. Stacy continued, “I am pleased by the success we have had managing both our noninterest expense and cost of funds. During the first quarter, noninterest expense was flat compared to the same period last year. In addition, our cost of funds declined 14 basis points, helping produce a 7-basis point year-over-year improvement in our net interest margin. As a result, we are well-positioned to benefit from a rising interest rate environment, especially as the prime rate increases above 1.00%.”

Stockholders’ Equity and Dividends

At March 31, 2022, stockholders’ equity was $137.6 million compared to $144.7 million at March 31, 2021. The 4.9% year-over-year decline in stockholders’ equity was primarily due to an increase in the unrealized loss on the available-for-sale investment portfolio during the three-month period and the Company’s stock repurchase program. On a per-share basis, shareholders’ equity at March 31, 2022, was $23.43 compared to $22.80, an increase of 2.8%, over the same period last year.

At March 31, 2022, tangible stockholders’ equity(1) was $121.2 million for the 2022 first quarter, compared to $128.0 million at March 31, 2021. On a per-share basis, tangible stockholders’ equity(1) was $20.64 at March 31, 2022, compared to $20.17 at March 31, 2021, an increase of 2.3%.

For the 2022 first quarter, cash dividends declared per share increased 6.3% to $0.17 per share totaling $1.0 million, compared to $0.16 per share totaling $1.0 million, for the first quarter last year.

At March 31, 2022, the Company had an equity-to-assets leverage ratio of 10.40%, compared to 10.42% at March 31, 2021.

Asset Quality

There was no provision for loan losses for the 2022 first quarter versus a $700,000 provision for loan losses for the same period last year. The year-over-year decline in the provision for loan losses was partially due to strong asset quality and previous year’s prudent build in the Company’s allowance for loan losses associated with the potential economic impacts caused by the COVID-19 pandemic.

Net recoveries were $150,000, or 0.06% of average loans, annualized, during the 2022 first quarter, compared to net charge-offs of $37,000, or 0.01% of average loans, annualized, at March 31, 2021.

Nonperforming loans at March 31, 2022, were $4.7 million, compared to $9.0 million at March 31, 2021. Nonperforming assets at March 31, 2022, were $11.7 million, compared to $16.3 million at March 31, 2021. The allowance for loan losses at March 31, 2022, stood at $14.5 million, or 1.48% of total loans, compared to $14.1 million, or 1.28% of total loans at March 31, 2021.

About Middlefield Banc Corp.

Middlefield Banc Corp., headquartered in Middlefield, Ohio, is the bank holding company of The Middlefield Banking Company with total assets of $1.32 billion at March 31, 2022. The bank operates 16 full-service banking centers and an LPL Financial® brokerage office serving Beachwood, Chardon, Cortland, Dublin, Garrettsville, Mantua, Middlefield, Newbury, Orwell, Plain City, Powell, Solon, Sunbury, Twinsburg, and Westerville. The Bank also operates a Loan Production Office in Mentor, Ohio.

Additional information is available at www.middlefieldbank.bank

(1) This press release includes disclosure of Middlefield Banc Corp.’s tangible book value per share, return on average tangible equity, and pre-tax, pre-provision for loan losses income, which are financial measures not prepared in accordance with generally accepted accounting principles in the United States (GAAP). A non-GAAP financial measure is a numerical measure of historical or future financial performance, financial position or cash flows that excludes or includes amounts that are required to be disclosed by GAAP. Middlefield Banc Corp. believes that these non-GAAP financial measures provide both management and investors a more complete understanding of the underlying operational results and trends and Middlefield Banc Corp.’s marketplace performance. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the numbers prepared in accordance with GAAP. The reconciliations of non-GAAP financial measures are included in the tables following Consolidated Financial Highlights below.

This press release of Middlefield Banc Corp. and the reports Middlefield Banc Corp. files with the Securities and Exchange Commission often contain “forward-looking statements” relating to present or future trends or factors affecting the banking industry and, specifically, the financial operations, markets and products of Middlefield Banc Corp. These forward-looking statements involve certain risks and uncertainties. There are a number of important factors that could cause Middlefield Banc Corp.’s future results to differ materially from historical performance or projected performance. These factors include, but are not limited to: (1) a significant increase in competitive pressures among financial institutions; (2) changes in the interest rate environment that may reduce interest margins; (3) changes in prepayment speeds, charge-offs and loan loss provisions; (4) less favorable than expected general economic conditions; (5) legislative or regulatory changes that may adversely affect businesses in which Middlefield Banc Corp. is engaged; (6) technological issues which may adversely affect Middlefield Banc Corp.’s financial operations or customers; (7) the effect of the COVID-19 pandemic, including on our credit quality and business operations, as well as its impact on general economic and financial market conditions; (8) changes in the securities markets; or (9) risk factors mentioned in the reports and registration statements Middlefield Banc Corp. files with the Securities and Exchange Commission. Middlefield Banc Corp. undertakes no obligation to release revisions to these forward-looking statements or to reflect events or circumstances after the date of this press release.

MIDDLEFIELD BANC CORP.

Consolidated Selected Financial Highlights

(Dollar amounts in thousands, unaudited)

Balance Sheets (period end)	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
ASSETS
Cash and due from banks	$78,804	$97,172	$113,177	$82,435	$93,037
Federal funds sold	29,474	22,322	19,174	10,034	7,436

Cash and cash equivalents	108,278	119,494	132,351	92,469	100,473
Equity securities, at fair value	851	818	833	730	690
Investment securities available for sale, at fair value	175,216	170,199	163,057	150,850	123,218
Loans held for sale	9	1,051	676	790	1,260
Loans:
Commercial real estate:
Owner occupied	113,590	111,470	110,883	109,777	104,379
Non-owner occupied	293,745	283,618	310,222	304,324	304,623
Multifamily	29,385	31,189	30,762	34,926	39,015
Residential real estate	244,747	240,089	232,020	228,102	228,052
Commercial and industrial	131,683	148,812	163,052	200,558	242,651
Home equity lines of credit	106,300	104,355	105,450	107,685	111,474
Construction and other	50,152	54,148	49,378	62,229	64,960
Consumer installment	8,118	8,010	8,515	8,694	9,046

Total loans	977,720	981,691	1,010,282	1,056,295	1,104,200
Less allowance for loan and lease losses	14,492	14,342	14,234	14,200	14,122

Net loans	963,228	967,349	996,048	1,042,095	1,090,078
Premises and equipment, net	17,142	17,272	17,507	17,680	18,002
Goodwill	15,071	15,071	15,071	15,071	15,071
Core deposit intangibles	1,326	1,403	1,484	1,564	1,644
Bank-owned life insurance	17,166	17,060	16,954	16,846	16,740
Other real estate owned	6,992	6,992	7,090	7,090	7,372
Accrued interest receivable and other assets	18,019	14,297	14,794	15,033	13,545

TOTAL ASSETS	$1,323,298	$1,331,006	$1,365,865	$1,360,218	$1,388,093

	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
LIABILITIES
Deposits:
Noninterest-bearing demand	$361,251	$334,171	$316,770	$326,665	$317,224
Interest-bearing demand	162,010	196,308	237,576	207,725	215,684
Money market	187,807	177,281	178,423	183,453	187,204
Savings	264,784	260,125	256,114	252,171	259,973
Time	191,320	198,725	211,674	225,271	245,342

Total deposits	1,167,172	1,166,610	1,200,557	1,195,285	1,225,427

Other borrowings	12,975	12,901	12,966	13,031	13,095
Accrued interest payable and other liabilities	5,507	6,160	6,287	5,858	4,901

TOTAL LIABILITIES	1,185,654	1,185,671	1,219,810	1,214,174	1,243,423

STOCKHOLDERS’ EQUITY
Common stock, no par value; 10,000,000 shares authorized, 7,347,526 shares issued, 5,873,565 shares outstanding as of March 31, 2022	87,562	87,131	87,131	87,131	87,073
Retained earnings	86,804	83,971	80,376	76,150	72,729
Accumulated other comprehensive (loss) income	(6,674)	3,462	3,610	3,893	2,917
Treasury stock, at cost; 1,473,961 shares as of March 31, 2022	(30,048)	(29,229)	(25,062)	(21,130)	(18,049)

TOTAL STOCKHOLDERS’ EQUITY	137,644	145,335	146,055	146,044	144,670

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,323,298	$1,331,006	$1,365,865	$1,360,218	$1,388,093

MIDDLEFIELD BANC CORP.

Consolidated Selected Financial Highlights

(Dollar amounts in thousands, unaudited)

	For the Three Months Ended
Statements of Income	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
INTEREST AND DIVIDEND INCOME
Interest and fees on loans	$10,985	$11,586	$12,258	$11,885	$12,167
Interest-earning deposits in other institutions	24	30	30	12	18
Federal funds sold	3	1	1	1	—
Investment securities:
Taxable interest	443	438	461	410	370
Tax-exempt interest	784	732	673	602	558
Dividends on stock	24	23	24	26	29

Total interest and dividend income	12,263	12,810	13,447	12,936	13,142

INTEREST EXPENSE
Deposits	726	783	915	1,010	1,205
Other borrowings	69	67	69	71	75

Total interest expense	795	850	984	1,081	1,280

NET INTEREST INCOME	11,468	11,960	12,463	11,855	11,862
Provision for loan losses	—	(200)	—	200	700

NET INTEREST INCOME AFTER PROVISION
FOR LOAN LOSSES	11,468	12,160	12,463	11,655	11,162

NONINTEREST INCOME
Service charges on deposit accounts	914	906	876	856	787
Gain (loss) on equity securities	33	(14)	102	40	81
Earnings on bank-owned life insurance	106	106	108	106	226
Gain on sale of loans	3	118	309	221	592
Revenue from investment services	141	198	192	210	127
Other income	206	221	234	199	405

Total noninterest income	1,403	1,535	1,821	1,632	2,218

NONINTEREST EXPENSE
Salaries and employee benefits	4,386	4,088	4,488	4,321	4,254
Occupancy expense	505	542	425	517	564
Equipment expense	315	358	333	313	357
Data processing costs	682	660	736	698	786
Ohio state franchise tax	293	285	287	286	286
Federal deposit insurance expense	50	50	150	150	144
Professional fees	455	435	136	323	419
Net gain (loss) on other real estate owned	8	(66)	9	22	46
Advertising expense	228	221	222	221	221
Software amortization expense	48	119	88	74	80
Core deposit intangible amortization	77	80	81	80	80
Other expense	1,219	1,059	951	889	1,080

Total noninterest expense	8,266	7,831	7,906	7,894	8,317

Income before income taxes	4,605	5,864	6,378	5,393	5,063
Income taxes	772	1,027	1,174	968	896

NET INCOME	$3,833	$4,837	$5,204	$4,425	$4,167

PTPP (1)	$4,605	$5,664	$6,378	$5,593	$5,763

(1)	The pre-tax pre-provision (PTPP) is the income before income taxes before provision for loan losses considerations, for reconciliation of non-GAAP measures.

MIDDLEFIELD BANC CORP.

Consolidated Selected Financial Highlights

(Dollar amounts in thousands, except per share and share amounts, unaudited)

	For the Three Months Ended
	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
Per common share data
Net income per common share - basic	$0.65	$0.81	$0.85	$0.70	$0.65
Net income per common share - diluted	$0.65	$0.81	$0.85	$0.70	$0.65
Dividends declared per share	$0.17	$0.21	$0.16	$0.16	$0.16
Book value per share (period end)	$23.43	$24.68	$24.13	$23.50	$22.80
Tangible book value per share (period end) (2) (3)	$20.64	$21.88	$21.39	$20.82	$20.17
Dividends declared	$1,000	$1,242	$978	$1,004	$1,016
Dividend yield	2.78%	3.37%	2.66%	2.72%	3.10%
Dividend payout ratio	26.09%	25.68%	18.79%	22.69%	24.38%
Average shares outstanding - basic	5,879,025	5,951,838	6,136,648	6,297,071	6,364,132
Average shares outstanding - diluted	5,889,836	5,975,333	6,157,181	6,312,230	6,378,493
Period ending shares outstanding	5,873,565	5,888,737	6,054,083	6,215,511	6,344,657

Selected ratios
Return on average assets	1.17%	1.41%	1.51%	1.30%	1.22%
Return on average equity	10.75%	13.17%	13.95%	12.10%	11.64%
Return on average tangible common equity (2) (4)	12.13%	14.85%	15.71%	13.65%	13.16%
Efficiency (1)	62.54%	56.56%	54.04%	57.18%	57.81%
Equity to assets at period end	10.40%	10.92%	10.69%	10.74%	10.42%
Noninterest expense to average assets	0.62%	0.58%	0.58%	0.58%	0.60%

(1)	The efficiency ratio is calculated by dividing noninterest expense less amortization of intangibles by the sum of net interest income on a fully taxable equivalent basis plus noninterest income
(2)	See reconciliation of non-GAAP measures below
(3)	Calculated by dividing tangible common equity by shares outstanding
(4)	Calculated by dividing annualized net income for each period by average tangible common equity

MIDDLEFIELD BANC CORP.

Consolidated Selected Financial Highlights

(Unaudited)

	For the Three Months Ended
Yields	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
Interest-earning assets:
Loans receivable (2)	4.53%	4.61%	4.74%	4.43%	4.48%
Investment securities (2)	3.41%	3.30%	3.37%	3.47%	3.75%
Interest-earning deposits with other banks	0.23%	0.20%	0.21%	0.18%	0.20%
Total interest-earning assets	4.06%	4.07%	4.20%	4.05%	4.11%
Deposits:
Interest-bearing demand deposits	0.14%	0.12%	0.12%	0.12%	0.16%
Money market deposits	0.47%	0.47%	0.46%	0.46%	0.47%
Savings deposits	0.06%	0.06%	0.06%	0.06%	0.07%
Certificates of deposit	0.87%	0.90%	1.08%	1.19%	1.28%
Total interest-bearing deposits	0.37%	0.36%	0.41%	0.46%	0.53%
Non-Deposit Funding:
Borrowings	2.16%	2.09%	2.11%	2.18%	2.12%
Total interest-bearing liabilities	0.39%	0.37%	0.42%	0.47%	0.54%
Cost of deposits	0.25%	0.26%	0.30%	0.34%	0.40%
Cost of funds	0.27%	0.27%	0.31%	0.35%	0.41%
Net interest margin (1)	3.80%	3.82%	3.91%	3.72%	3.73%

(1)	Net interest margin represents net interest income as a percentage of average interest-earning assets.
(2)	Tax-equivalent adjustments to calculate the yield on tax-exempt securities and loans were determined using an effective tax rate of 21%.

	For the Three Months Ended
Asset quality data	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
(Dollar amounts in thousands, unaudited)
Nonperforming loans (1)	$4,728	$4,859	$6,806	$7,760	$8,958
Other real estate owned	6,992	6,992	7,090	7,090	7,372

Nonperforming assets	$11,720	$11,851	$13,896	$14,850	$16,330

Allowance for loan losses	$14,492	$14,342	$14,234	$14,200	$14,122
Allowance for loan losses/total loans	1.48%	1.46%	1.41%	1.34%	1.28%
Net (recoveries) charge-offs:
Quarter-to-date	$(150)	$(308)	$(34)	$122	$37
Net (recoveries) charge-offs to average loans, annualized:
Quarter-to-date	(0.06)%	(0.12)%	(0.01)%	0.05%	0.01
Nonperforming loans/total loans	0.48%	0.49%	0.67%	0.73%	0.81%
Allowance for loan losses/nonperforming loans	306.51%	295.16%	209.14%	182.99%	157.65%
Nonperforming assets/total assets	0.89%	0.89%	1.02%	1.09%	1.18%

(1)	Nonperforming loans exclude troubled debt restructurings that are performing in accordance with their terms over a prescribed period of time.

Reconciliation of Common Stockholders’ Equity to Tangible Common Equity	For the Three Months Ended
(Dollar amounts in thousands, unaudited)	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
Stockholders’ Equity	$137,644	$145,335	$146,055	$146,044	$144,670
Less Goodwill and other intangibles	16,397	16,474	16,555	16,635	16,715

Tangible Common Equity	$121,247	$128,861	$129,500	$129,409	$127,955

Shares outstanding	5,873,565	5,888,737	6,054,083	6,215,511	6,344,657

Tangible book value per share	$20.64	$21.88	$21.39	$20.82	$20.17

Reconciliation of Average Equity to Return on Average Tangible Common Equity	For the Three Months Ended
	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
Average Stockholders’ Equity	$144,630	$145,716	$148,048	$146,719	$145,208
Less Average Goodwill and other intangibles	16,435	16,513	16,594	16,674	16,754

Average Tangible Common Equity	$128,195	$129,203	$131,454	$130,045	$128,454

Net income	$3,833	$4,837	$5,204	$4,425	$4,167

Return on average tangible common equity (annualized)	12.13%	14.85%	15.71%	13.65%	13.16%

Reconciliation of Pre-Tax Pre-Provision Income (PTPP)	For the Three Months Ended
	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
Net income	$3,833	$4,837	$5,204	$4,425	$4,167
Add Income Taxes	772	1,027	1,174	968	896
Add Provision for loan losses	—	(200)	—	200	700

PTPP	$4,605	$5,664	$6,378	$5,593	$5,763

MIDDLEFIELD BANC CORP.

Average Balance Sheets

(Dollar amounts in thousands, unaudited)

	For the Three Months Ended
	March 31, 2022			March 31, 2021
	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost
Interest-earning assets:
Loans receivable (3)	$983,853	$10,985	4.53%	$1,103,373	$12,167	4.48%
Investment securities (3)	170,829	1,227	3.41%	116,510	928	3.75%
Interest-earning deposits with other banks (4)	91,690	51	0.23%	93,709	47	0.20%

Total interest-earning assets	1,246,372	12,263	4.06%	1,313,592	13,142	4.11%

Noninterest-earning assets	85,667			71,007

Total assets	$1,332,039			$1,384,599

Interest-bearing liabilities:
Interest-bearing demand deposits	$170,353	$60	0.14%	$203,047	$78	0.16%
Money market deposits	184,265	212	0.47%	195,275	228	0.47%
Savings deposits	260,162	38	0.06%	256,151	47	0.07%
Certificates of deposit	193,657	416	0.87%	269,493	852	1.28%
Short-term borrowings	—	—	0.00%	111	—	0.00%
Other borrowings	12,943	69	2.16%	14,258	75	2.12%

Total interest-bearing liabilities	821,380	795	0.39%	938,335	1,280	0.54%

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	359,656			295,199
Other liabilities	6,373			5,857
Stockholders’ equity	144,630			145,208

Total liabilities and stockholders’ equity	$1,332,039			$1,384,599

Net interest income		$11,468			$11,862

Interest rate spread (1)			3.67%			3.57%
Net interest margin (2)			3.80%			3.73%
Ratio of average interest-earning assets to average interest-bearing liabilities			151.74%			139.99%

(1)	Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(2)	Net interest margin represents net interest income as a percentage of average interest-earning assets.
(3)	Tax-equivalent adjustments to calculate the yield on tax-exempt securities and loans were $223 and $169 for the three months ended March 31, 2022 and 2021, respectively
(4)	Includes dividends received on restricted stock.

	For the Three Months Ended
	March 31, 2022			December 31, 2021
	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost
Interest-earning assets:
Loans receivable (3)	$983,853	$10,985	4.53%	$999,229	$11,586	4.61%
Investment securities (3)	170,829	1,227	3.41%	164,254	1,170	3.30%
Interest-earning deposits with other banks (4)	91,690	51	0.23%	104,804	54	0.20%

Total interest-earning assets	1,246,372	12,263	4.06%	1,268,287	12,810	4.07%

Noninterest-earning assets	85,667			90,556

Total assets	$1,332,039			$1,358,843

Interest-bearing liabilities:
Interest-bearing demand deposits	$170,353	$60	0.14%	$212,861	$66	0.12%
Money market deposits	184,265	212	0.47%	180,201	214	0.47%
Savings deposits	260,162	38	0.06%	257,344	39	0.06%
Certificates of deposit	193,657	416	0.87%	204,904	464	0.90%
Other borrowings	12,943	69	2.16%	12,934	67	2.09%

Total interest-bearing liabilities	821,380	795	0.39%	868,244	850	0.37%

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	359,656			337,900
Other liabilities	6,373			6,983
Stockholders’ equity	144,630			145,716

Total liabilities and stockholders’ equity	$1,332,039			$1,358,843

Net interest income		$11,468			$11,960

Interest rate spread (1)			3.67%			3.70%
Net interest margin (2)			3.80%			3.82%
Ratio of average interest-earning assets to average interest-bearing liabilities			151.74%			146.07%

(1)	Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(2)	Net interest margin represents net interest income as a percentage of average interest-earning assets.
(3)	Tax-equivalent adjustments to calculate the yield on tax-exempt securities and loans were $223 and $210 for the three months ended March 31, 2022, and December 31, 2021, respectively.
(4)	Includes dividends received on restricted stock.